N E W S R E L E A S E

FOR IMMEDIATE RELEASE
October 19, 2015

ELS REPORTS THIRD QUARTER RESULTS
Continued Strong Core Performance

CHICAGO, IL – October 19, 2015 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and nine months ended September 30, 2015. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter Ended September 30, 2015
Normalized Funds from Operations (“Normalized FFO”) available for Common Stockholders increased $7.4 million, or $0.08 per Common Share, to $70.5 million, or $0.77 per Common Share, compared to $63.1 million, or $0.69 per common share, for the same period in 2014. Funds from Operations ("FFO") available for Common Stockholders increased $12.9 million, or $0.14 per Common Share, to $70.3 million, or $0.77 per Common Share, compared to $57.4 million, or $0.63 per Common Share, for the same period in 2014. Net income available for Common Stockholders increased $11.0 million, or $0.12 per Common Share, to $36.7 million, or $0.43 per Common Share, compared to $25.7 million, or $0.31 per Common Share, for the same period in 2014.
Portfolio Performance
For the quarter ended September 30, 2015, property operating revenues, excluding deferrals, increased $10.1 million to $199.3 million compared to $189.2 million for the same period in 2014. For the nine months ended September 30, 2015, property operating revenues, excluding deferrals, increased $30.8 million to $585.2 million compared to $554.4 million for the same period in 2014. For the quarter ended September 30, 2015, income from property operations, excluding deferrals and property management, increased $6.5 million to $112.2 million compared to $105.7 million for the same period in 2014. For the nine months ended September 30, 2015, income from property operations, excluding deferrals and property management, increased $20.7 million to $338.1 million compared to $317.4 million for the same period in 2014.
For the quarter ended September 30, 2015, Core property operating revenues increased approximately 4.1 percent and Core income from property operations, excluding deferrals and property management, increased approximately 5.0 percent compared to the same period in 2014. For the nine months ended September 30, 2015, Core property operating revenues increased approximately 4.2 percent and Core income from property operations, excluding deferrals and property management, increased approximately 5.4 percent compared to the same period in 2014.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago.
As of October 19, 2015, we own or have an interest in 387 quality properties in 32 states and British Columbia consisting of 143,895 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, October 20, 2015, at 10:00 a.m. Central Time. Please visit the Investor Information section at www.equitylifestyle.com for the link. A replay of the webcast will be available for two weeks at this site.

i

Reporting Calendar
Quarterly financial results and related earnings conference calls for the next three quarters are expected to occur as follows:

	Release Date	Earnings Call
Fourth Quarter 2015	Monday, January 25, 2016	Tuesday, January 26, 2016 10:00 a.m. CT
First Quarter 2016	Monday, April 18, 2016	Tuesday, April 19, 2016 10:00 a.m. CT
Second Quarter 2016	Monday, July 18, 2016	Tuesday, July 19, 2016 10:00 a.m. CT
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2015 and 2016 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the properties under the Codification Topic “Revenue Recognition;”

•
the outcome of pending or future lawsuits filed against us, including those disclosed in our filings with the Securities and Exchange Commission, by tenant groups seeking to limit rent increases and/or seeking large damage awards for our alleged failure to properly maintain certain properties or other tenant related matters, such as the case currently pending in the California Court of Appeal, Sixth Appellate District, Case No. H041913, involving our California Hawaiian manufactured home property, including any further proceedings on appeal or in the trial court; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

ii

Investor Information

Equity Research Coverage (1)
Robert W. Baird & Company	Cantor Fitzgerald	Wells Fargo Securities
Drew T. Babin	Gaurav Mehta	Todd Stender
215-553-7816	212-915-1221	562-637-1371
dbabin@rwbaird.com	gmehta@cantor.com	todd.stender@wellsfargo.com

BMO Capital Markets	Citi Research
Paul Adornato	Michael Bilerman/ Nick Joseph
212-885-4170	212-816-1383
paul.adornato@bmo.com	michael.bilerman@citi.com
nicholas.joseph@citi.com

Bank of America Merrill Lynch Global Research	Green Street Advisors
Jana Galan	David Bragg/ Ryan Burke
646-855-3081	949-640-8780
jana.galan@baml.com	dbragg@greenstreetadvisors.com
rburke@greenstreetadvisors.com

______________________

1.
Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

3Q 2015 Supplemental information	1	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except shares outstanding and per share data, unaudited)

	As of and for the Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Operating Information
Total revenues	$210.1	$201.5	$208.4	$190.3	$200.8
Net income	$42.1	$36.8	$31.8	$34.3	$30.3
Net income available for Common Shares	$36.7	$31.8	$27.2	$29.4	$25.7
Normalized EBITDA (1)	$99.0	$92.9	$106.1	$91.2	$93.3
FFO available for Common Shares (1)(2)	$70.3	$64.5	$59.1	$60.3	$57.4
Normalized FFO available for Common Shares (1)(2)	$70.5	$64.5	$76.5	$60.8	$63.1
Funds available for distribution (FAD) available for Common Shares (1)(2)	$62.5	$53.6	$69.1	$53.2	$57.1

Shares Outstanding and Per Share Data
Common stock and OP units, end of the period	91,505	91,498	91,462	91,112	91,138
Weighted average Common Shares outstanding - fully diluted	91,940	91,851	91,777	91,644	91,528
Net income per Common Share - fully diluted	$0.43	$0.38	$0.32	$0.35	$0.31
FFO per Common Share - fully diluted	$0.77	$0.70	$0.64	$0.66	$0.63
Normalized FFO per Common Share - fully diluted	$0.77	$0.70	$0.83	$0.66	$0.69
FAD per Common Share - fully diluted	$0.68	$0.58	$0.75	$0.58	$0.62
Dividends per Common Share	$0.375	$0.375	$0.375	$0.325	$0.325

Balance Sheet
Total assets	$3,440	$3,448	$3,469	$3,446	$3,451
Total liabilities	$2,450	$2,466	$2,490	$2,467	$2,475

Market Capitalization
Total debt	$2,156	$2,167	$2,212	$2,212	$2,206
Total market capitalization (3)	$7,651	$7,114	$7,374	$7,045	$6,203

Ratios
Total debt / total market capitalization	28.2%	30.5%	30.0%	31.4%	35.6%
Total debt + preferred stock / total market capitalization	30.0%	32.4%	31.8%	33.3%	37.8%
Total debt / Normalized EBITDA (4)	5.5	5.7	5.8	5.9	5.9
Interest coverage (5)	4.0	3.7	4.1	3.4	3.5
Fixed charges + preferred distributions coverage (6)	3.5	3.3	3.6	3.0	3.1

______________________

1.	See page 19-20 for non-GAAP measure definitions of Normalized EBITDA, FFO, Normalized FFO and FAD.

2.	See page 6 for a reconciliation of Net income available for Common Shares to FFO available for Common Shares, Normalized FFO available for Common Shares and FAD available for Common Shares.

3.	See page 17 for market capitalization calculation as of September 30, 2015.

4.
Represents trailing twelve months Normalized EBITDA. We believe trailing twelve months Normalized EBITDA provides additional information for determining our ability to meet future debt service requirements.

5.	Interest coverage is calculated by dividing Normalized EBITDA for the period by the interest expense incurred.

6.	See page 20 for a definition of fixed charges. This ratio is calculated by dividing Normalized EBITDA for the period by the sum of fixed charges and preferred stock dividends.

3Q 2015 Supplemental information	2	Equity LifeStyle Properties, Inc.

Third Quarter 2015 - Selected Financial Data

(In millions, except shares outstanding and per share data, unaudited)

Quarter Ended
September 30, 2015
Income from property operations, excluding deferrals and property management - 2015 Core (1)	$110.7
Income from property operations, excluding deferrals and property management - Acquisitions (2)	1.5
Property management and general and administrative (excluding transaction costs)	(18.5)
Other income and expenses	5.3
Financing costs and other	(28.5)
Normalized FFO available for Common Shares (3)	70.5
Transaction costs	(0.1)
FFO available for Common Shares(3)	$70.4

Normalized FFO per Common Share - fully diluted	$0.77
FFO per Common Share - fully diluted	$0.77

Normalized FFO available for Common Shares (3)	$70.5
Non-revenue producing improvements to real estate	(7.9)
FAD available for Common Shares (3)	$62.6

FAD per Common Share - fully diluted	$0.68

Weighted average Common Shares outstanding - fully diluted	91.9

______________________

1.
See page 19-20 for definitions of Income from property operations, excluding deferrals and property management, and Core. See page 8 for details of the 2015 Core Income from Property Operations, excluding deferrals and property management.

2.	See page 20 for definition of Acquisition properties. See page 9 for details of the Income from Property Operations, excluding deferrals and property management for the Acquisition properties.

3.
See page 6 for a reconciliation of Net income available for Common Shares to FFO available for Common Shares, Normalized FFO available for Common Shares and FAD available for Common Shares. See definitions of FFO, Normalized FFO and FAD on page 19.

3Q 2015 Supplemental information	3	Equity LifeStyle Properties, Inc.

Balance Sheet

(In thousands, except share and per share data)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Investment in real estate:
Land	$1,101,685	$1,091,550
Land improvements	2,773,269	2,734,304
Buildings and other depreciable property	584,132	562,059
	4,459,086	4,387,913
Accumulated depreciation	(1,254,085)	(1,169,492)
Net investment in real estate	3,205,001	3,218,421
Cash	85,662	73,714
Notes receivable, net	36,334	37,137
Investment in unconsolidated joint ventures	17,554	13,512
Deferred financing costs, net	24,263	21,833
Deferred commission expense	30,781	28,589
Escrow deposits, goodwill, and other assets, net	40,062	53,133
Total Assets	$3,439,657	$3,446,339
Liabilities and Equity
Liabilities:
Mortgage notes payable	$1,956,246	$2,012,246
Term loan	200,000	200,000
Unsecured lines of credit	—	—
Accrued expenses and accounts payable	93,167	64,520
Deferred revenue – upfront payments from right-to-use contracts	78,103	74,174
Deferred revenue – right-to-use annual payments	10,860	9,790
Accrued interest payable	8,579	9,496
Rents and other customer payments received in advance and security deposits	69,212	67,463
Distributions payable	34,314	29,623
Total Liabilities	2,450,481	2,467,312
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value 9,945,539 shares authorized as of September 30, 2015 and 9,765,900 shares authorized as of December 31, 2014; none issued and outstanding. As of December 31, 2014 includes 179,639 authorized shares 6% Series D Cumulative Preferred stock authorized, none issued and outstanding.	—	—
6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value, 54,461 shares authorized and 54,458 issued and outstanding as of September 30, 2015 and December 31, 2014 at liquidation value	136,144	136,144
Common stock, $0.01 par value 200,000,000 shares authorized as of September 30, 2015 and December 31, 2014; 84,296,350 and 83,879,779 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	843	838
Paid-in capital	1,039,842	1,029,601
Distributions in excess of accumulated earnings	(253,396)	(254,209)
Accumulated other comprehensive loss	(1,612)	(381)
Total Stockholders’ Equity	921,821	911,993
Non-controlling interests – Common OP Units	67,355	67,034
Total Equity	989,176	979,027
Total Liabilities and Equity	$3,439,657	$3,446,339

3Q 2015 Supplemental information	4	Equity LifeStyle Properties, Inc.

Consolidated Income Statement

(In thousands, unaudited)

	Quarters Ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Community base rental income	$110,908	$106,967	$330,251	$319,514
Rental home income	3,413	3,684	10,526	11,187
Resort base rental income	49,765	44,351	142,837	126,188
Right-to-use annual payments	11,334	11,404	33,260	33,859
Right-to-use contracts current period, gross	3,889	4,168	10,264	10,512
Right-to-use contract upfront payments, deferred, net	(1,701)	(1,989)	(3,929)	(4,303)
Utility and other income	20,027	18,581	58,010	53,070
Gross revenues from home sales	7,878	8,717	24,341	20,455
Brokered resale revenue and ancillary services revenues, net	1,051	1,124	4,045	3,491
Interest income	1,758	1,902	5,314	6,477
Income from other investments, net	1,822	1,869	5,119	6,098
Total revenues	210,144	200,778	620,038	586,548

Expenses:
Property operating and maintenance	69,227	66,105	194,522	186,018
Rental home operating and maintenance	1,874	1,829	5,232	5,376
Real estate taxes	12,923	12,263	38,169	36,905
Sales and marketing, gross	3,105	3,242	9,139	8,674
Right-to-use contract commissions, deferred, net	(464)	(757)	(1,471)	(2,022)
Property management	11,361	11,086	33,750	32,169
Depreciation on real estate assets and rental homes	28,410	27,831	84,861	83,234
Amortization of in-place leases	616	1,075	1,950	3,791
Cost of home sales	7,868	8,156	23,685	19,679
Home selling expenses	861	513	2,386	1,710
General and administrative (1)	7,225	7,623	22,172	20,178
Property rights initiatives and other	687	751	1,934	2,063
Early debt retirement	—	5,087	16,922	5,087
Interest and related amortization	26,227	27,864	79,648	84,177
Total expenses	169,920	172,668	512,899	487,039
Income before equity in income of unconsolidated joint ventures and gain on sale of property	40,224	28,110	107,139	99,509
Equity in income of unconsolidated joint ventures	1,882	1,237	3,606	3,768
Gain on sale of property	—	929	—	929
Consolidated net income	42,106	30,276	110,745	104,206

Income allocated to non-controlling interest-Common OP Units	(3,136)	(2,219)	(8,191)	(7,929)
Series C Redeemable Perpetual Preferred Stock Dividends	(2,297)	(2,311)	(6,910)	(6,949)
Net income available for Common Shares	$36,673	$25,746	$95,644	$89,328

_________________________________________

1.
Includes transaction costs, see Reconciliation of Net income available for Common Shares to FFO available for Common Shares, Normalized FFO available for Common Shares and FAD available for Common Shares on page 6.

3Q 2015 Supplemental information	5	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to FFO, Normalized FFO and FAD

(In thousands, except shares outstanding and per share data, unaudited)

	Quarters Ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income available for Common Shares	$36,673	$25,746	$95,644	$89,328
Income allocated to common OP Units	3,136	2,219	8,191	7,929
Right-to-use contract upfront payments, deferred, net (1)	1,701	1,989	3,929	4,303
Right-to-use contract commissions, deferred, net (2)	(464)	(757)	(1,471)	(2,022)
Depreciation on real estate assets	25,747	25,058	76,811	74,947
Depreciation on rental homes	2,663	2,773	8,050	8,287
Amortization of in-place leases	616	1,075	1,950	3,791
Depreciation on unconsolidated joint ventures	274	228	799	690
Gain on sale of property	—	(929)	—	(929)
FFO available for Common Shares(3)	$70,346	$57,402	$193,903	$186,324
Change in fair value of contingent consideration asset (4)	—	—	—	(65)
Transaction costs (5)	121	620	603	1,151
Early debt retirement	—	5,087	16,922	5,087
Normalized FFO available for Common Shares(3)	70,467	63,109	211,428	192,497
Non-revenue producing improvements to real estate	(7,931)	(5,983)	(26,196)	(17,286)
FAD available for Common Shares (3)	$62,536	$57,126	$185,232	$175,211

Net income available per Common Share - Basic	$0.44	$0.31	$1.14	$1.07
Net income available per Common Share - Fully Diluted	$0.43	$0.31	$1.13	$1.06

FFO per Common Share - Basic	$0.77	$0.63	$2.13	$2.05
FFO per Common Share - Fully Diluted	$0.77	$0.63	$2.11	$2.04

Normalized FFO per Common Share - Basic	$0.77	$0.70	$2.32	$2.12
Normalized FFO per Common Share - Fully Diluted	$0.77	$0.69	$2.30	$2.10

FAD per Common Share - Basic	$0.69	$0.63	$2.03	$1.93
FAD per Common Share - Fully Diluted	$0.68	$0.62	$2.02	$1.92

Average Common Shares - Basic	84,057	83,531	84,016	83,295
Average Common Shares and OP Units - Basic	91,269	90,784	91,236	90,766
Average Common Shares and OP Units - Fully Diluted	91,940	91,528	91,877	91,471

______________________________

1.
We are required by GAAP to defer, over the estimated customer life, recognition of non-refundable upfront payments from sales of new and upgrade right-to-use contracts. The customer life is currently estimated to be 31 years and is based upon our experience operating the membership platform since 2008. The amount shown represents the deferral of a substantial portion of current period upgrade sales, offset by amortization of prior period sales.

2.
We are required by GAAP to defer recognition of commissions paid related to the entry of right-to-use contracts. The deferred commissions will be amortized using the same method as used for the related non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The amount shown represents the deferral of a substantial portion of current period commissions on those contracts, offset by the amortization of prior period commissions.

3.	See page 19 for non-GAAP measure definitions of FFO, Normalized FFO and FAD.

4.	Included in Income from other investments, net on the Consolidated Income Statement on page 5.

5.	Included in general and administrative on the Consolidated Income Statement on page 5.

3Q 2015 Supplemental information	6	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Community base rental income (2)	$110.9	$107.0	$330.3	$319.5
Rental home income	3.4	3.7	10.5	11.2
Resort base rental income (3)	49.8	44.4	142.8	126.2
Right-to-use annual payments	11.3	11.4	33.3	33.9
Right-to-use contracts current period, gross	3.9	4.2	10.3	10.5
Utility and other income	20.0	18.5	58.0	53.1
Property operating revenues	199.3	189.2	585.2	554.4

Property operating, maintenance and real estate taxes	82.1	78.5	232.8	222.9
Rental home operating and maintenance	1.9	1.8	5.2	5.4
Sales and marketing, gross	3.1	3.2	9.1	8.7
Property operating expenses	87.1	83.5	247.1	237.0
Income from property operations, excluding deferrals and property management (1)	$112.2	$105.7	$338.1	$317.4

Manufactured home site figures and occupancy averages:
Total sites	70,126	69,933	70,112	69,949
Occupied sites	64,918	64,405	64,767	64,363
Occupancy %	92.6%	92.1%	92.4%	92.0%
Monthly base rent per site	$569	$554	$567	$552

Resort base rental income:
Annual	$29.1	$26.1	$85.5	$76.8
Seasonal	3.9	3.3	22.6	19.3
Transient	16.8	15.0	34.7	30.1
Total resort base rental income	$49.8	$44.4	$142.8	$126.2

_________________________

1.	See page 5 for the Consolidated Income Statement and page 19-20 for a definition and reconciliation of Income from property operations, excluding deferrals and property management.

2.	See the manufactured home site figures and occupancy averages below within this table.

3.	See resort base rental income detail included below within this table.

3Q 2015 Supplemental information	7	Equity LifeStyle Properties, Inc.

2015 Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended			Nine months ended
	September 30,		%	September 30,		%
	2015	2014	Change (2)	2015	2014	Change (2)
Community base rental income (3)	$110.8	$107.0	3.6%	$330.0	$319.5	3.3%
Rental home income	3.4	3.7	(7.4)%	10.5	11.2	(5.9)%
Resort base rental income (4)	46.5	43.3	7.5%	133.6	123.7	8.0%
Right-to-use annual payments	11.3	11.4	(0.6)%	33.3	33.9	(1.8)%
Right-to-use contracts current period, gross	3.9	4.2	(6.7)%	10.3	10.5	(2.4)%
Utility and other income	19.8	18.5	6.4%	57.1	52.9	8.1%
Property operating revenues	195.7	188.1	4.1%	574.8	551.7	4.2%

Property operating, maintenance and real estate taxes	80.0	77.7	3.1%	227.5	221.6	2.7%
Rental home operating and maintenance	1.9	1.8	2.5%	5.2	5.4	(2.7)%
Sales and marketing, gross	3.1	3.2	(4.3)%	9.1	8.7	5.3%
Property operating expenses	85.0	82.7	2.8%	241.8	235.7	2.6%
Income from property operations, excluding deferrals and property management (1)	$110.7	$105.4	5.0%	$333.0	$316.0	5.4%
Occupied sites (5)	64,880	64,500

Core manufactured home site figures and occupancy averages:
Total sites	69,848	69,805		69,851	69,821
Occupied sites	64,785	64,405		64,645	64,363
Occupancy %	92.8%	92.3%		92.5%	92.2%
Monthly base rent per site	$570	$554		$567	$552

Resort base rental income:
Annual	$26.8	$25.3	5.9%	$78.9	$74.6	5.8%
Seasonal	3.7	3.3	12.5%	21.4	19.3	10.8%
Transient	16.0	14.7	9.0%	33.3	29.8	11.8%
Total resort base rental income	$46.5	$43.3	7.5%	$133.6	$123.7	8.0%

____________________________

1.	See page 19-20 for definitions of Income from property operations, excluding deferrals and property management, and Core.

2.	Calculations prepared using actual results without rounding.

3.	See the Core manufactured home site figures and occupancy averages included below within this table.

4.	See resort base rental income detail included below within this table.

5.	Occupied sites as of the end of the period shown. Occupied sites have increased by 339 from 64,541 at December 31, 2014.

3Q 2015 Supplemental information	8	Equity LifeStyle Properties, Inc.

Acquisitions - Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Nine months ended
	September 30, 2015	September 30, 2015
Community base rental income	$0.1	$0.3
Resort base rental income	3.2	9.2
Utility income and other property income	0.3	0.8
Property operating revenues	3.6	10.3

Property operating expenses	2.1	5.2
Income from property operations, excluding deferrals and property management	$1.5	$5.1

______________________

1.	See page 20 for definition of Acquisition properties.

3Q 2015 Supplemental information	9	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Manufactured homes:
New home	$5.6	$5.6	$16.9	$17.2
Used home	7.0	7.9	21.3	23.8
Rental operations revenues (1)	12.6	13.5	38.2	41.0
Rental operations expense	1.9	1.8	5.2	5.4
Income from rental operations, before depreciation	10.7	11.7	33.0	35.6
Depreciation on rental homes	2.7	2.8	8.1	8.3
Income from rental operations, after depreciation	$8.0	$8.9	$25.0	$27.3

Occupied rentals: (2)
New	2,076	2,087
Used	2,876	3,276
Total occupied rental sites	4,952	5,363

	As of
	September 30, 2015		September 30, 2014
Cost basis in rental homes: (3)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$110.2	$89.2	$110.7	$94.2
Used	58.8	39.0	64.2	50.5
Total rental homes	$169.0	$128.2	$174.9	$144.7

____________________________

1.
For the quarters ended September 30, 2015 and 2014, approximately $9.2 million and $9.8 million, respectively, are included in the Community base rental income in the Consolidated Income from Property Operations table on page 7. For the nine months ended September 30, 2015 and 2014, approximately $27.7 million and $29.8 million, respectively, are included in the Community base rental income in the Consolidated Income from Property Operations table on page 7. The remainder of the rental operations revenue is included in the Rental home income in the Consolidated Income from Property Operations table on page 7.

2.
Occupied rentals as of the end of the period shown in our Core portfolio. For the quarters ended September 30, 2015 and 2014, includes 72 and 15 homes rented through our ECHO joint venture, respectively. For the nine months ended September 30, 2015 and 2014, the rental home investment associated with our ECHO joint venture totals approximately $2.5 million and $0.6 million.

3.
Includes both occupied and unoccupied rental homes. New home cost basis does not include the costs associated with our ECHO joint venture. At September 30, 2015 and 2014, our investment in the ECHO joint venture was approximately $10.0 million and $6.0 million, respectively.

3Q 2015 Supplemental information	10	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of September 30, 2015
Sites
Community sites	70,100
Resort sites:
Annuals	25,800
Seasonal	10,400
Transient	10,400
Membership (1)	24,100
Joint Ventures (2)	3,100
Total	143,900

Home Sales - Select Data
	Quarters Ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Total New Home Sales Volume (3)	123	106	352	237
New Home Sales Volume - ECHO joint venture	52	52	140	94
New Home Sales Gross Revenues(3)	$3,901	$4,051	$12,186	$9,771

Used Home Sales Volume	357	424	1,174	1,144
Used Home Sales Gross Revenues	$3,977	$4,666	$12,155	$10,684

Brokered Home Resales Volume	202	251	668	720
Brokered Home Resale Revenues, net	$290	$336	$941	$916

__________________________

1.	Sites primarily utilized by approximately 102,000 members. Includes approximately 5,400 sites rented on an annual basis.

2.	Joint venture income is included in the Equity in income from unconsolidated joint ventures in the Consolidated Income Statement on page 5.

3.	Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with our ECHO joint venture.

3Q 2015 Supplemental information	11	Equity LifeStyle Properties, Inc.

2015 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2015 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; and (ix) ongoing legal matters and related fees.

(In millions, except per share data, unaudited)

	Quarter Ended	Year Ended
	December 31, 2015	December 31, 2015
Income from property operations, excluding deferrals and property management - 2015 Core (2)	$109.8	$442.8
Income from property operations - Acquisitions (3)	1.5	6.7
Property management and general and administrative	(18.1)	(73.4)
Other income and expenses	1.9	17.1
Financing costs and other	(28.3)	(115.0)
Normalized FFO available for Common Shares (4)	66.8	278.2
Transaction costs	—	(0.6)
Early debt retirement	—	(16.9)
FFO available for Common Shares (4)	66.8	260.7
Depreciation on real estate and other	(26.5)	(105.9)
Depreciation on rental homes	(2.6)	(10.7)
Deferral of right-to-use contract sales revenue and commission, net	(0.9)	(3.4)
Income allocated to OP units	(2.9)	(11.1)
Net income available for Common Shares	$33.9	$129.6

Normalized FFO per Common Share - fully diluted	$0.70 - $0.76	$3.00 - $3.06
FFO per Common Share - fully diluted	$0.70 - $0.76	$2.81 - $2.87
Net income per Common Share - fully diluted (5)	$0.37 - $0.43	$1.50 - $1.56

Weighted average Common Shares outstanding - fully diluted	92.0	91.9

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Shares, Normalized FFO per Common Share, FFO available for Common Shares, FFO per Common Share, Net income available for Common Shares and Net income per Common Share could vary materially from amounts presented above if any of our assumptions are incorrect.

2.
See page 13 for 2015 Core Guidance Assumptions. Amount represents 2014 income from property operations, excluding deferrals and property management, from the 2015 Core properties of $103.9 million multiplied by an estimated growth rate of 5.7% and $419.9 million multiplied by an estimated growth rate of 5.4% for the quarter and year ended December 31, 2015, respectively.

3.	See page 13 for the 2015 Assumptions regarding the Acquisition properties.

4.	See page 19 for definitions of Normalized FFO and FFO.

5.	Net income per fully diluted Common Share is calculated before Income allocated to Common OP Units.

3Q 2015 Supplemental information	12	Equity LifeStyle Properties, Inc.

2015 Core Guidance Assumptions(1)
(In millions, unaudited)

	Quarter Ended	Fourth Quarter 2015	Year Ended	2015
	December 31, 2014	Growth Factors (2)	December 31, 2014	Growth Factors (2)
Community base rental income	$107.4	3.6%	$426.9	3.4%
Rental home income	3.6	(5.8)%	14.8	(5.9)%
Resort base rental income (3)	36.2	6.6%	159.9	7.7%
Right-to-use annual payments	11.0	0.8%	44.9	(1.1)%
Right-to-use contracts current period, gross	3.4	(6.9)%	13.9	(3.5)%
Utility and other income	17.1	1.5%	69.9	6.5%
Property operating revenues	178.7	3.5%	730.3	4.0%

Property operating, maintenance, and real estate taxes	69.0	1.6%	290.6	2.4%
Rental home operating and maintenance	2.1	(4.9)%	7.4	(3.3)%
Sales and marketing, gross	3.7	(20.8)%	12.4	(2.6)%
Property operating expenses	74.8	0.3%	310.4	2.1%
Income from property operations, excluding deferrals and property management	$103.9	5.7%	$419.9	5.4%

Resort base rental income:
Annual	$25.9	6.0%	$100.5	5.8%
Seasonal	5.6	8.0%	24.9	10.2%
Transient	4.7	8.0%	34.5	11.3%
Total resort base rental income	$36.2	6.6%	$159.9	7.7%

2015 Assumptions Regarding Acquisition Properties (1)
(In millions, unaudited)

	Quarter Ended	Year Ended
	December 31, 2015 (4)	December 31, 2015 (4)
Community base rental income	$0.1	$0.4
Resort base rental income	3.0	12.2
Utility income and other property income	0.2	1.1
Property operating revenues	3.3	13.7

Property operating, maintenance, and real estate taxes	1.8	7.0
Property operating expenses	1.8	7.0
Income from property operations, excluding deferrals and property management	$1.5	$6.7

_______________________________

1.	Refer to page 20 for definition of Core and Acquisition properties.

2.
Management’s estimate of the growth of property operations in the 2015 Core properties compared to actual 2014 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions are incorrect.

3.	See Resort base rental income table included below within this table.

4.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Acquisition properties. Actual income from property operations for the Acquisition properties could vary materially from amounts presented above if any of our assumptions are incorrect.

3Q 2015 Supplemental information	13	Equity LifeStyle Properties, Inc.

Preliminary 2016 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2016 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; and (ix) ongoing legal matters and related fees.

(In millions, except per share data, unaudited)

Year Ended
December 31, 2016
Income from property operations, excluding deferrals and property management - 2016 Core (2)	$466.5
Income from property operations - Acquisitions	1.6
Property management and general and administrative	(76.3)
Other income and expenses	14.7
Financing costs and other	(111.6)
Normalized FFO and FFO available for Common Shares (3)	294.9
Depreciation on real estate and other	(103.8)
Depreciation on rental homes	(10.5)
Deferral of right-to-use contract sales revenue and commission, net	(3.9)
Income allocated to OP units	(13.9)
Net income available for Common Shares	$162.8

Normalized FFO per Common Share - fully diluted	$3.15 - $3.25
FFO per Common Share - fully diluted	$3.15 - $3.25
Net income per Common Share - fully diluted (4)	$1.87 - $1.97

Weighted average Common Shares outstanding - fully diluted	92.3

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Shares, Normalized FFO per common share, FFO available for Common Shares, FFO per common share, Net income available for Common Shares and Net income per common share could vary materially from amounts presented above if any of our assumptions are incorrect.

2.
See page 15 for 2016 Core Guidance Assumptions. Amount represents 2015 income from property operations, excluding deferrals and property management, from the 2016 Core properties of $448.7 million multiplied by an estimated growth rate of 4.0% for the year ended December 31, 2016.

3.	See page 19 for definitions of Normalized FFO and FFO.

4.	Net income per fully diluted Common Share is calculated before Income allocated to Common OP Units.

3Q 2015 Supplemental information	14	Equity LifeStyle Properties, Inc.

Preliminary 2016 Core (1) Guidance Assumptions - Income from Property Operations

(In millions, unaudited)

	Estimated	2016 Growth
	2015	Factors (2)
Community base rental income	$441.2	3.5%
Rental home income	14.0	(6.7)%
Resort base rental income (3)	183.2	5.1%
Right-to-use annual payments	44.4	(0.1)%
Right-to-use contracts current period, gross	13.4	(1.4)%
Utility and other income	75.3	1.1%
Property operating revenues	771.5	3.1%

Property operating, maintenance, and real estate taxes	303.5	2.1%
Rental home operating and maintenance	7.2	(7.1)%
Sales and marketing, gross	12.1	3.9%
Property operating expenses	322.8	2.0%
Income from property operations	$448.7	4.0%

Resort base rental income:
Annual	$114.6	5.7%
Seasonal	28.9	4.0%
Transient	39.7	4.0%
Total resort base rental income	$183.2	5.1%

_______________________________

1.
2016 Core properties include properties we expect to own and operate during all of 2015 and 2016. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net.

2.
Management’s estimate of the growth of property operations in the 2016 Core Properties compared to actual 2015 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions are incorrect.

3.	See Resort base rental income table included below within this table.

3Q 2015 Supplemental information	15	Equity LifeStyle Properties, Inc.

Right-To-Use Memberships - Select Data

(In thousands, except member count, number of Thousand Trail Camping Pass, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,
	2012	2013	2014	2015 (1)	2016 (1)
Member Count (2)	96,687	98,277	96,130	98,400	99,700
Thousand Trails Camping Pass (TTC) Origination (3)	10,198	15,607	18,187	24,400	26,800
TTC Sales	8,909	9,289	10,014	11,700	13,800
RV Dealer TTC Activations	1,289	6,318	8,173	12,700	13,000
Number of annuals (4)	4,280	4,830	5,142	5,400	5,700
Number of upgrade sales (5)	3,069	2,999	2,978	2,800	2,600

Right-to-use annual payments (6)	$47,662	$47,967	$44,860	$44,350	$44,300
Resort base rental income from annuals	$9,585	$11,148	$12,491	$13,800	$15,300
Resort base rental income from seasonals/transients	$11,042	$12,692	$13,894	$15,450	$16,100
Upgrade contract initiations (7)	$14,025	$13,815	$13,892	$13,400	$13,225
Utility and other income	$2,407	$2,293	$2,455	$2,430	$2,700

________________________________

1.
Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions are incorrect.

2.	Members have entered into right-to-use contracts with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.	TTCs allow access to any of five geographic areas in the United States.

4.	Members who rent a specific site for an entire year in connection with their right-to-use contract.

5.
Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional properties. Upgrades require a non-refundable upfront payment.

6.
The years ended December 31, 2012 and December 31, 2013, include $0.1 million and $2.1 million, respectively, of revenue recognized related to our right-to-use annual memberships activated through our dealer program. During the third quarter of 2013, we changed the accounting treatment of revenues and expenses associated with the RV dealer program to recognize as revenue only the cash received from members generated by the program.

7.	Revenues associated with contract upgrades, included in Right-to-use contracts current period, gross, on our Consolidated Income Statement on page 5.

3Q 2015 Supplemental information	16	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of September 30, 2015

	Total Common Stock/Units	% of Total	Total	% of Total	% of Total

Secured Debt			$1,956	90.7%
Unsecured Debt			200	9.3%
Total Debt			$2,156	100.0%	28.2%

Common Stock	84,296,350	92.1%
OP Units	7,208,228	7.9%
Total Common Stock and OP Units	91,504,578	100.0%
Common Stock price at September 30, 2015	$58.57
Fair Value of Common Stock			$5,359	97.5%
Perpetual Preferred Equity			136	2.5%
Total Equity			$5,495	100.0%	71.8%

Total Market Capitalization			$7,651		100.0%

Perpetual Preferred Equity as of September 30, 2015

Series	Callable Date		Outstanding Shares	Liquidation Value	Annual Dividend Per Share	Annual Dividend Value
6.75% Series C	9/7/2017		54,458	$136	$168.75	$9.2

3Q 2015 Supplemental information	17	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of September 30, 2015
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate		Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2015	$—	—%		$—	—	$—	—%	—%
2016	80,425	5.79%		—	—	80,425	3.75%	5.79%
2017	58,068	5.80%		—	—	58,068	2.71%	5.80%
2018	204,073	5.97%		—	—	204,073	9.51%	5.97%
2019	205,722	6.27%		—	—	205,722	9.58%	6.27%
2020	124,645	6.13%		200,000	2.39%	324,645	15.12%	3.83%
2021	194,248	5.01%		—	—	194,248	9.05%	5.01%
2022	154,805	4.59%		—	—	154,805	7.21%	4.59%
2023	114,428	5.14%		—	—	114,428	5.33%	5.14%
Thereafter	810,099	4.18%		—	—	810,099	37.74%	4.18%
Total	$1,946,513	5.00%		$200,000	2.39%	$2,146,513	100.0%	4.76%

Note Premiums	9,733			—		9,733

Total Debt	$1,956,246	4.74%	(1)	$200,000	2.39%	$2,156,246		4.53%	(1)

Average Years to Maturity	11.2			4.3		10.6

______________________
1.     Effective interest rate including amortization of note premiums.

3Q 2015 Supplemental information	18	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Other Terms

This document contains certain non-GAAP measures we believe are helpful in understanding our business, as further discussed in the paragraphs below. Investors should review Funds from Operations (“FFO”), Normalized Funds from Operations (“Normalized FFO”) and Funds available for distribution (“FAD”), along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Normalized FFO presented herein is not necessarily comparable to normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. FFO, Normalized FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

FFO. We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.

We believe FFO, as defined by NAREIT, is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
Normalized FFO. We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items.
We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions and the change in fair value of our contingent consideration asset from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
FAD. We define FAD as Normalized FFO less non-revenue producing capital expenditures.
Income from Property Operations, excluding deferrals and property management. We define Income from property operations, excluding deferrals and property management as rental income, utility income and right-to-use income less property and maintenance expenses, real estate tax, sales and marketing expenses, property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. We believe that this non-GAAP financial measure is helpful to investors and analysts as a direct measure of the actual operating results of our manufactured home and RV properties.

3Q 2015 Supplemental information	19	Equity LifeStyle Properties, Inc.

The following table reconciles Income before equity in income of unconsolidated joint ventures to Income from property operations(amounts in thousands):

	Quarters Ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Income before equity in income of unconsolidated joint ventures	$40,224	$28,110	$107,139	$99,509
Right-to-use upfront payments, deferred, net	1,701	1,989	3,929	4,303
Gross revenues from home sales	(7,878)	(8,717)	(24,341)	(20,455)
Brokered resale revenues and ancillary services revenues, net	(1,051)	(1,124)	(4,045)	(3,491)
Interest income	(1,758)	(1,902)	(5,314)	(6,477)
Income from other investments, net	(1,822)	(1,869)	(5,119)	(6,098)
Right-to-use contract commissions, deferred, net	(464)	(757)	(1,471)	(2,022)
Property management	11,361	11,086	33,750	32,169
Depreciation on real estate and rental homes	28,410	27,831	84,861	83,234
Amortization of in-place leases	616	1,075	1,950	3,791
Cost of homes sales	7,868	8,156	23,685	19,679
Home selling expenses	861	513	2,386	1,710
General and administrative	7,225	7,623	22,172	20,178
Property rights initiatives and other	687	751	1,934	2,063
Early debt retirement	—	5,087	16,922	5,087
Interest and related amortization	26,227	27,864	79,648	84,177
Income from property operations, excluding deferrals and property management	$112,207	$105,716	$338,086	$317,357
Right-to-use contracts, deferred and sales and marketing, deferred, net	(1,237)	(1,232)	(2,458)	(2,281)
Property management	(11,361)	(11,086)	(33,750)	(32,169)
Income from property operations	$99,609	$93,398	$301,878	$282,907
Earnings before interest, tax, depreciation and amortization (EBITDA) and Normalized EBITDA. We define EBITDA as net income or loss before interest income and expense, income taxes, depreciation and amortization. We define Normalized EBITDA as EBITDA excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items. The following table reconciles Income before equity in income of unconsolidated joint ventures to EBITDA and Normalized EBITDA (amounts in thousands):

	Quarters Ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Income before equity in income of unconsolidated joint ventures	$40,224	$28,110	$107,139	$99,509
Right-to-use contract upfront payments, deferred, net	1,701	1,989	3,929	4,303
Right-to-use contract commissions, deferred, net	(464)	(757)	(1,471)	(2,022)
Depreciation on real estate assets and rental homes	28,410	27,831	84,861	83,234
Amortization of in-place leases	616	1,075	1,950	3,791
Depreciation on corporate assets	275	220	813	649
Interest and related amortization	26,227	27,864	79,648	84,177
Equity in income from unconsolidated joint ventures	1,882	1,237	3,606	3,768
EBITDA	$98,871	$87,569	$280,475	$277,409
Change in fair value of contingent consideration asset	—	—	—	(65)
Transaction costs	121	620	603	1,151
Early debt retirement	—	5,087	16,922	5,087
Normalized EBITDA	$98,992	$93,276	$298,000	$283,582
Core. The Core properties include properties we expect to own and operate during all of 2014 and 2015.
Acquisitions. The Acquisition properties include seven properties acquired during 2014 and three properties acquired during 2015.
Non-Revenue Producing Improvements. Represents capital expenditures that will not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture, and mechanical improvements.
Fixed Charges. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

3Q 2015 Supplemental information	20	Equity LifeStyle Properties, Inc.